UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Cohen & Company Inc., a Maryland corporation (the “Company”), held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 a.m., Eastern Daylight Time, on Wednesday, June 13, 2018, at the offices of Duane Morris LLP, located at 1540 Broadway, New York, New York 10036.  The following two proposals were submitted for a vote of the Company’s stockholders at the Annual Meeting:

1.                                      To elect five directors, each to serve until the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or retirement; and

2.                                      To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

The total number of the Company’s securities entitled to vote at the Annual Meeting were: 1,271,157 shares of the Company’s common stock (“Common Stock”) and 4,983,557 shares of the Company’s Series E Voting Non-Convertible Preferred Stock (“Series E Preferred Stock”).

The Common Stock and the Series E Preferred Stock vote together on all matters.  Holders of Common Stock were entitled to one vote for each share held as of the close of business on April 20, 2018, the record date for the Annual Meeting (the “Record Date”), and holders of Series E Preferred Stock were entitled to one vote for every ten shares held as of the Record Date.

There were 1,099,943 shares of Common Stock and 4,983,557 shares of Series E Preferred Stock present at the Annual Meeting in person or by proxy, which represented approximately 90.3% of the combined voting power of the shares of Common Stock and Series E Preferred Stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business.

The voting results were as follows:

1.                                      The Company’s stockholders elected Daniel G. Cohen, G. Steven Dawson, Jack J. DiMaio, Jr., Jack Haraburda and Diana Louise Liberto, each to serve until the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or retirement.  The number of votes cast for and withheld from each of the directors and the number of broker non-votes were as follows:

Nominee	For	Withheld	Broker Non-Votes
Daniel G. Cohen	913,297	73,289	611,712
G. Steven Dawson	924,432	62,154	611,712
Jack J. DiMaio, Jr.	944,220	42,366	611,712
Jack Haraburda	935,799	50,787	611,712
Diana Louise Liberto	924,380	62,206	611,712

2.                                      The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.  The number of votes cast for and against the proposal and the number of abstentions were as follows:

For	Against	Abstain
1,550,679	11,756	35,863

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: June 13, 2018	By:		/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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